Exhibit 99.1

Contact: Clyde Preslar
(919) 774-6700

THE PANTRY ANNOUNCES FIRST QUARTER FISCAL 2015 RESULTS

Cary, North Carolina, January 29, 2015 - The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today announced financial results for its fiscal first quarter ended December 25, 2014.

First Quarter Summary:

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As previously announced, on December 18, 2014, The Pantry, Inc. entered into an agreement and plan of merger under which, subject to the satisfaction of certain conditions, Alimentation Couch-Tard Inc. (TSX: ATD.A ATD.B) will acquire The Pantry, Inc. in an all-cash transaction valued at $36.75 per share, with a total enterprise value of approximately $1.7 billion including debt assumed. See additional information below.

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Net income was $18.9 million or $0.81 per diluted share. This compares to net loss of $5.1 million or $0.23 per diluted share in last year's first quarter. Excluding the impact of impairment charges, net income for the first quarter of fiscal 2015 was $19.6 million, or $0.84 per diluted share, compared to net loss of $4.6 million, or $0.20 per diluted share, in the prior year (see reconciliation below).

•	Adjusted EBITDA was $78.0 million, up from $42.4 million a year ago (see reconciliation below).

•	Comparable store merchandise revenue increased 3.6% as merchandise gross margin improved to 33.8% from 33.5%.

•	Comparable store retail fuel gallons sold increased 3.7% as retail fuel margin per gallon increased to $0.182 from $0.118 in the prior year quarter.

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Store operating and general and administrative expenses were $152.0 million compared to $154.0 million a year ago. The first quarter of fiscal 2015 includes a $4.2 million gain recognized in connection with proceeds received from a class action settlement fund which was partially offset by $2.7 million in costs related to the merger agreement announced on December 18, 2014 between the Company and Alimentation Couche-Tard Inc.

•	The effective tax rate for the first quarter of fiscal 2015 was 37.9% compared to 39.2% in the first quarter of fiscal 2014.

President and Chief Executive Officer Dennis G. Hatchell said, "Our strong first quarter results reflect continuing progress as we grew merchandise and fuel gross profit while controlling expenses. Improved merchandising effectiveness drove a 3.6% increase in comparable store merchandise sales, and a 5.0% increase in sales per customer. Fuel gross profit and comparable store fuel volumes improved significantly as we benefited from our focus on fuel price management and a continued decline in fuel costs. Our team is focused on addressing transition matters under the merger agreement we reached in late December with Alimentation Couche-Tard Inc.”

Additional Information on the Merger with Couche-Tard

As previously reported, on December 18, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Couche-Tard U.S. Inc. (“Couche-Tard”) and CT-US Acquisition Corp. (“Merger Sub”). Pursuant to the Merger Agreement and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into The Pantry, with The Pantry continuing as the surviving company and a wholly owned subsidiary of Couche-Tard (the “Merger”). On January 12, 2015, we filed a preliminary proxy statement in connection with a special meeting of our stockholders to seek approval and adoption of the Merger Agreement and the Merger.

In connection with the proposed transaction, The Pantry has filed a preliminary proxy statement concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). The Pantry will provide the definitive proxy statement to its stockholders. Investors and stockholders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about the transaction. Investors and stockholders will be able to obtain a copy of the proxy statement as well as other filings containing information about The Pantry free of charge at the SEC’s Web Site at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by The Pantry may be obtained free of charge from The Pantry’s Investor Relations page on its corporate website at http://www.thepantry.com.

The Pantry and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the stockholders of The Pantry. Information about the directors and executive officers of The Pantry is set forth in The Pantry’s Annual Report on Form 10-K for the year ended September 25, 2014, as amended on January 23, 2015. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction.

Withdrawal of Guidance and Conference Call

Due to the pending merger with Couche-Tard, The Pantry is no longer issuing financial guidance and is withdrawing the previous financial guidance for fiscal 2015 issued on December 9, 2014. The Pantry will not host a first quarter earnings conference call.

Use of Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, gain/loss on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. Adjusted EBITDA is not a measure of operating performance or liquidity under generally accepted accounting principles in the United States of America ("GAAP") and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. The Company has included information concerning Adjusted EBITDA because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the Company's business, make strategic acquisitions and to service debt. Management also uses Adjusted EBITDA to review the performance of the Company's business directly resulting from its retail operations and for budgeting and compensation targets. Adjusted EBITDA does not include impairment of long-lived assets and other charges. The Company excluded the effect of impairment losses because it believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Adjusted EBITDA does not include gain/loss on extinguishment of debt because it represents financing activities and is not indicative of the ongoing performance of the Company's remaining stores.

Net Income and Net Income Per Share Excluding Certain Items

In addition to net income and net income per share presented in accordance with GAAP, the Company has also presented net income and net income per share for the three months ended December 25, 2014 excluding the after-tax impact of non-cash charges related to impairment. Management believes that investors find this information useful as a reflection of the Company's underlying operating performance and that this information facilitates comparisons between the Company and other companies in its industry. Management uses these measures as part of its preparation of operating plans, budgets and forecasts and in its assessment of the Company's historical performance.

Additional Information Regarding Non-GAAP Measures

Any measure that excludes interest expense, gain/loss on extinguishment of debt, depreciation and amortization, impairment charges, or income taxes has material limitations because the Company uses debt and lease financing in order to finance its operations and acquisitions, uses capital and intangible assets in its business and must pay income taxes as a necessary element of its operations. Due to these limitations, the Company uses non-GAAP measures in addition to and in conjunction with results and cash flows presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, the measures referenced above, each as defined by the Company, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company's use of these measures with non-GAAP financial measures having the same or similar names used by other companies.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of January 29, 2015, the Company operated 1,509 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as "expect," "plan," "anticipate," "intend," "outlook," "guidance," "believes," "should," "target," "goal," "forecast," "will," "may" or words of similar meaning. Forward-looking statements are likely to address matters such as the Company's anticipated financial condition and performance, including sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels, as well as our pricing and merchandising strategies and their anticipated impact and our intentions with respect to acquisitions, the construction of new stores, including additional quick service restaurants, the remodeling of our existing stores and store closures. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements.

The following factors, among others, could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in the merger agreement, including, without limitation, the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the merger agreement; (4) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (5) the outcome of any legal proceedings that may be instituted against the companies following announcement of the merger agreement and transactions contemplated therein; and (6) the possibility that the companies may be adversely affected by other economic, business, and/or competitive factors.

Any number of other factors could affect actual results and events, including, without limitation; the Company's ability to enhance its operating performance through its in-store initiatives, store remodel programs and the addition of new equipment and products to existing stores; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change;

financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; a disruption of our IT systems or a failure to protect sensitive customer, employee or vendor data; the ability of the Company to identify suitable new store sites and acquisition targets and to take advantage of expected synergies in connection with acquisitions; the actual operating results of new or acquired stores; the ability of the Company to divest non-core assets; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment and the impact of mandated health care laws. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the SEC. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of January 29, 2015. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

The Pantry, Inc.
Unaudited Condensed Consolidated Statements of Operations and Selected Financial Data
(In thousands, except per share and per gallon amounts, margin data and store count)

	Three Months Ended
	December 25, 2014	December 26, 2013
Revenues:
Merchandise	$451,962	$440,780
Fuel	1,224,874	1,363,299
Total revenues	1,676,836	1,804,079
Costs and operating expenses:
Merchandise cost of goods sold	299,193	293,001
Fuel cost of goods sold	1,147,645	1,314,617
Store operating	126,739	128,069
General and administrative	25,305	25,977
Impairment charges	1,115	829
Depreciation and amortization	25,282	28,679
Total costs and operating expenses	1,625,279	1,791,172
Income from operations	51,557	12,907
Interest expense	21,075	21,372
Income (loss) before income taxes	30,482	(8,465)
Income tax expense (benefit)	11,541	(3,321)
Net income (loss)	$18,941	$(5,144)

Income (loss) per diluted share:
Income (loss) per diluted share	$0.81	$(0.23)
Weighted average and potential dilutive shares outstanding	23,275	22,791

Selected financial data:
Adjusted EBITDA	$77,954	$42,415
Payments made for lease finance obligations	$13,288	$13,336
Merchandise gross profit	$152,769	$147,779
Merchandise margin	33.8%	33.5%
Retail fuel data:
Gallons	421,562	408,663
Margin per gallon (1)	$0.182	$0.118
Retail price per gallon	$2.87	$3.28
Total fuel gross profit	$77,229	$48,682

Comparable store data:
Merchandise sales %	3.6%	3.5%
Retail fuel gallons %	3.7%	(4.0)%

Number of stores:
End of period	1,511	1,538
Weighted-average store count	1,515	1,544

(1) Fuel margin per gallon represents fuel revenue less cost of product and expenses associated with credit card processing fees and repairs and maintenance on fuel equipment. Fuel margin per gallon as presented may not be comparable to similarly titled measures reported by other companies.

The Pantry, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 25, 2014	September 25, 2014
ASSETS
Cash and cash equivalents	$123,003	$81,652
Receivables	67,164	65,666
Inventories	113,256	133,904
Prepaid expenses and other current assets	14,527	17,593
Deferred income taxes	22,895	35,836
Total current assets	340,845	334,651

Property and equipment, net	862,356	873,197
Goodwill and other intangible assets	440,544	440,628
Other noncurrent assets	84,538	85,278
Total assets	$1,728,283	$1,733,754

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$2,715	$2,715
Current maturities of lease finance obligations	11,302	11,555
Accounts payable	133,978	149,388
Other accrued liabilities	100,995	104,617
Total current liabilities	248,990	268,275

Long-term debt	495,517	496,063
Lease finance obligations	420,551	423,073
Deferred income taxes	81,530	83,545
Deferred vendor rebates	8,496	8,629
Other noncurrent liabilities	114,475	114,712
Total shareholders' equity	358,724	339,457
Total liabilities and shareholders' equity	$1,728,283	$1,733,754

The Pantry, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three Months Ended
	December 25, 2014	December 26, 2013

Adjusted EBITDA	$77,954	$42,415
Impairment charges	(1,115)	(829)
Interest expense	(21,075)	(21,372)
Depreciation and amortization	(25,282)	(28,679)
Income tax (expense) benefit	(11,541)	3,321
Net income (loss)	$18,941	$(5,144)

Adjusted EBITDA	$77,954	$42,415
Interest expense	(21,075)	(21,372)
Income tax (expense) benefit	(11,541)	3,321
Stock-based compensation expense	1,054	924
Changes in operating assets and liabilities	3,147	(13,076)
Benefit (provision) for deferred income taxes	11,567	(2,983)
Other	528	1,404
Net cash provided by operating activities	$61,634	$10,633

Additions to property and equipment, net	$(16,067)	$(29,745)
Other	(1,673)	—
Net cash used in investing activities	$(17,740)	$(29,745)

Net cash used in financing activities	$(2,543)	$(5,550)

Net increase (decrease) in cash	$41,351	$(24,662)

	Three Months Ended
	December 25, 2014			December 26, 2013
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Income (loss), as reported	$30,482	$18,941	$0.81	$(8,465)	$(5,144)	$(0.23)
Impairment charges	1,115	684	0.03	829	509	0.02
Income(loss), as adjusted	$31,597	$19,625	$0.84	$(7,636)	$(4,635)	$0.20